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                                                                    Exhibit 10.4


                        FORM OF NON-COMPETITION AGREEMENT



         NON-COMPETITION AGREEMENT, dated as of ______________, 1998 (this "Agreement"), between New Playboy, Inc., a Delaware corporation ("Playboy"), and Directrix, Inc., a Delaware corporation ("Subco").

         WHEREAS, Playboy Enterprises, Inc., a Delaware corporation and a subsidiary of Playboy, and Spice Entertainment Companies, Inc., a Delaware corporation and the parent of Subco as of the time prior to the Redemption described below ("Spice"), have entered into an Agreement and Plan of Merger, dated as of May 29, 1998 (the "Merger Agreement"), wherein, among other things, they have agreed to merge in accordance with the terms and conditions contained therein.

         WHEREAS, all capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Merger Agreement.

         WHEREAS, in accordance with the terms contained in the Merger Agreement, the Transfer and Redemption Agreement and the other Related Agreements, Spice has transferred certain assets and liabilities to Subco and has distributed the outstanding shares of common stock of Subco (and warrants to purchase shares of common stock of Subco) to the stockholders of Spice, so that Spice no longer owns any shares of capital stock of Subco (the "Redemption").

         WHEREAS, in order to obtain the intended benefits of the foregoing transactions, Playboy and Subco wish to provide for the protections contained in this Agreement, and each of them acknowledges that, but for the protections provided in this Agreement, the transactions contemplated by the Merger Agreement would not have been entered into.

         WHEREAS, accordingly, it is a condition precedent to the closing of the transactions contemplated by the Merger Agreement that the parties enter into this Agreement.

         WHEREAS, the Board of Directors of each of the parties hereto have approved this Agreement.

         NOW, THEREFORE, in consideration of the premises, and of the respective representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto hereby agree as follows:

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         1. Non-Competition.

                  (a) Playboy. Through the Restricted Period, Playboy will not directly or indirectly, (i) engage in the Explicit C-Band Business for its own account, (ii) enter the employ of, or render or provide any material goods or services, to any Person engaged in the Explicit C-Band Business, which employment, goods or services are directly related to the Explicit C-Band Business, (iii) interfere in any material respect with the business relationships between Subco and customers or suppliers of Subco, which interference shall be known, or should reasonably have been known, by Playboy, or (iv) (A) acquire more than a 5% financial interest in any Person engaged primarily in the Explicit C-Band Business, or (B) otherwise become involved in any material respect with any Person engaged in the Explicit C-Band Business, directly or indirectly, as an individual entity, partner, shareholder, principal, agent, trustee, consultant or otherwise, except, in the case of clause (B) above, to the extent that such involvement relates to a business or activity other than the Explicit C-Band Business.

                  (b) Subco. Through the Restricted Period, Subco will not (and will cause Emerald Media, Inc. ("EM") not to), directly or indirectly, (i) engage in the Playboy Business for its own account (provided, that this clause
(i) shall not prohibit Subco (including EM) from engaging in the Explicit C-Band Business, the Explicit Internet Business, the Playback and Uplink Business and the Additional Permitted Activities), (ii) enter the employ of, or render or provide any material goods or services, to any Person engaged in the Playboy Business, which employment, goods or services are directly related to businesses or activities in which Subco (including EM) is otherwise prohibited from engaging under the terms of this Agreement, (iii) (A) acquire more than a 5% financial interest in, or (B) otherwise become involved in any material respect with, any Person engaged in the Playboy Business, directly or indirectly, as an individual entity, partner, shareholder, principal, agent, trustee, consultant or otherwise, except, in the case of clause (B) above, to the extent that such involvement relates to a business or activity which Subco is not otherwise prohibited from engaging in under the terms of this Agreement, or (iv) interfere in any material respect with the business relationships between Playboy and customers or suppliers of Playboy, which interference shall be known, or should reasonably have been known, by Subco (or EM).

                  (c) Public Investments. Notwithstanding anything to the contrary in this Agreement, each of the parties hereto may, directly or indirectly own, solely as an investment, securities of any Person which are publicly traded on a national or regional stock exchange or on the over-the-counter market if such party (i) is not a controlling Person of, or a member of a group which controls, such Person and (ii) does not, directly or indirectly, own 2% or more of any class of securities of such Person.

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                  (d) Employee and Related Matters.

                           (i) During the five year period commencing on the
date hereof, neither party hereto (including, in the case of Subco, EM) will, directly or indirectly, (w) interfere in any material respect with the relationships of such other party with any of its employees, agents or similar representatives, (x) interfere in any material respect with the relationship of such other party with any of its consultants under contract, joint venturers or other partners, which interference shall be known, or should reasonably have been known, by such party (including, in the case of Subco, EM), (y) solicit or encourage any employee of such other party to leave the employment of such other party, or otherwise hire, retain, employ or engage in any business with any employee of such other party, or (z) hire any employee who has left the employment of such other party (other than as a result of the termination of such employment by such other party, including, without limitation, as a result of any termination of former Spice employees by Playboy in connection with the Mergers) within one year after the termination of such employee's employment with such other party.

                           (ii) Playboy hereby agrees to consent to an
amendment, which shall be in form and substance reasonably satisfactory to Playboy, of the non-competition provision contained in any employment agreement between Spice (or any of its subsidiaries) and any employee of Spice as of the Closing Date (other than an employee who shall have been hired or otherwise retained, as a consultant or in any similar capacity, by Playboy unless the employment or other retention of any such employee by Playboy shall have been terminated within 60 days after the Closing Date and Subco shall have hired or otherwise retained such employee as an employee or consultant of Subco after such termination by Playboy) to the extent necessary to permit such employees to engage in the businesses and activities in which Subco is permitted to engage under the terms of this Agreement; provided that any such engagement is conducted by any such employee in his or her capacity as an employee or consultant of Subco for the benefit of Subco.

                  (e) Additional Covenants. Notwithstanding the generality of the foregoing provisions contained in this Section 1 (including the definitions of all terms contained therein as set forth in Section 4), the parties further agree as follows:

                           (i) Playboy hereby agrees that it will not directly
or indirectly, enter into any agreement or other arrangement to acquire any licensing, distribution or transmission rights with respect to any Explicit Programming or Explicit Still Images for transmission during the Restricted Period via C-Band.

                           (ii) Subco hereby agrees that it will not (and it
shall cause EM not to), directly or indirectly, enter into any agreement or other arrangement to



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acquire any licensing, distribution or transmission rights with respect to any
Explicit Programming or Explicit Still Images for transmission during the Restricted Period other than via C-Band or via the Internet, or for the purpose and effect of conducting any Additional Permitted Activities.

                           (iii) Subco hereby agrees that, in connection with
the Explicit Internet Business, it will not (and it shall cause EM not to) enter into any contract, agreement or other arrangement with any cable or DTH operator or provider (including, without limitation, in connection with Direct TV, Echo TV or similar services) for the distribution or transmission of any Adult Programming via cable or DTH.

                           (iv) Subco hereby agrees not to (and to cause EM not
to), directly or indirectly, use any trade names, trademarks or other proprietary business designations used or owned in connection with the business of Spice or its subsidiaries (other than the names "SXTV" and "Eurotica") at any time through the date hereof, including, without limitation, the name "Spice" and "Adam and Eve" alone, in combination with other words, or in any stylistic or other variation thereof.

                           (v) Subco hereby agrees not to (and to cause EM not
to), directly or indirectly, sell, license, distribute, advertise, promote or market any adult industry related merchandise other than via C-Band, via the Internet or via magazines, newspapers or other similar printed medium.

                  (f) Subsidiaries. The parties hereto agree that for purposes of Sections 1, 2 and 7(c), all references to each of Playboy, Subco, EM or any party hereto shall also include a reference to all of its Subsidiaries and the entities of which it is a direct or indirect Subsidiary and the other direct and indirect Subsidiaries of such entities.

         2. Confidentiality. Each of the parties hereto shall hold, and shall cause its respective subsidiaries, affiliates (including, in the case of Subco, EM), employees, agents, consultants and advisors to hold, in strict confidence, all confidential or proprietary information concerning the business of such other party in its possession (except to the extent that such information has been (i) in the public domain or becomes publicly known through no wrongful act of such party or its employees, agents, consultants or advisors, (ii) received from a party under no confidentiality or secrecy obligation with respect thereto, or (iii) disclosed pursuant to governmental, judicial or other legal requirements; provided, that, in the case of clause (iii) above, such party shall provide such other party, to the extent practicable, with adequate prior notice to allow such other party to seek an appropriate protective order and such party shall cooperate therein).

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         3. (a) Acknowledgments. Each of the parties hereto acknowledges that
(i) it has throughly reviewed the terms of this Agreement; (ii) it has been represented by and had ample opportunity to consult with legal counsel in connection with the negotiation and execution of this Agreement; and (iii) it believes the provisions contained in Sections 1, 2 and 7(c) herein (each, a "Restrictive Covenant") to be reasonable (in geographical and temporal scope and in all other respects) and enforceable by all applicable law.

                  (b) Blue-Pencilling. It is expressly understood and agreed that if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against either such party, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

                  (c) Enforceability in Jurisdictions. The parties hereto intend to and hereby confer jurisdiction to enforce each Restrictive Covenant upon the courts of any jurisdiction within the geographical scope of such Restrictive Covenant for breaches occurring within such jurisdiction. If the courts of any one or more of such jurisdictions hold any Restrictive Covenant unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of any such party to the relief provided in the courts of any other jurisdiction within the geographical scope of such Restrictive Covenant, as to breaches of such Restrictive Covenant in such other respective jurisdictions, each Restrictive Covenant as it relates to each jurisdiction being, for this purpose, severable into diverse and independent covenants.

                  (d) Additional Covenants; Waiver. Notwithstanding anything contained herein, each of the parties hereto (i) hereby covenants that it will not argue or otherwise claim in any jurisdiction or under any applicable law that the terms hereof are not enforceable for any reason and (ii) hereby waives to the fullest extent permissible by applicable law any right it may have under such law to void or otherwise modify any of the terms of this Agreement.

                  (e) Specific Performance. Each party hereto acknowledges and agrees that such other party's remedies at law for a breach or threatened breach of any of the provisions of Sections 1, 2 or 7(c) would be inadequate and, in recognition of this fact, such party agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, such other party, without posting any bond, shall be



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entitled to obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.

         4. Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

                  "Additional Permitted Activities" means the activities of: (i) creating and/or distributing interactive adult multimedia products, including CD-ROM products, which products, in each case in this clause (i), feature Explicit Programming and/or Explicit Still Images (provided that nothing in this clause (i) shall be read to include any businesses or other activities with respect to linear videogram rights, including, without limitation, the sale, distribution, licensing or other exploitation of video cassettes, laser discs, digital video discs, analog or digital linear playback and storage devices or any similar devices or products, whether now or hereinafter developed), (ii) maintaining or otherwise exploiting adult 900-number audio text and other similar telephone services, (iii) creating and/or marketing adult industry related merchandise via the Internet or any other media and (iv) publishing and/or distributing adult magazines, books, calendars and other similar printed media, which, in each case in this clause (iv), features Explicit Still Images.

                  "Adult Programming" means Explicit Programming, Non-Explicit Programming, Explicit Still Images and Non-Explicit Still Images.

                  "C-Band Ancillary Activities" includes, only editing, reproducing and making dubbed and/or translated variations of Explicit Programming or Explicit Still Images, as the case may be (provided that any programming or still image so edited or varied continues to constitute "Explicit Programming" or an "Explicit Still Image" (as defined herein), as the case may
be), advertising, promoting and marketing the Explicit C-Band Business (provided that such advertisement does not disparage Playboy), and engaging in such other incidental activities consistent with the foregoing to the extent reasonably necessary to exploit the business of providing transmission of Explicit Programming or Explicit Still Images, as the case may be, via C-Band.

                  "Explicit C-Band Business" means the business of (i) providing transmission of Explicit Programming and/or Explicit Still Images via C-Band and
(ii) licensing and distributing Explicit Programming and/or Explicit Still Images for transmission via C-Band, including, in connection with the foregoing, all C-Band Ancillary Activities.

                  "Explicit Internet Business" means the business of (i) providing transmission worldwide of Explicit Programming and/or Explicit Still Images via the Internet through the Media, (ii) licensing and distributing Explicit Programming and/or



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Explicit Still Images for transmission worldwide via the Internet through the
Media, including, in connection with the foregoing, all Internet Ancillary Activities.

                  "Explicit Programming" means any movies and other programming the content of which would generally be considered in the adult industry to be that of "explicit" adult movies or programming and more explicit than "hot cable" or "cable" programming and which are otherwise substantially similar in content and degree of explicitness to the movies and related programming currently featured on the C-Band channels maintained by EM.

                  "Explicit Still Images" means any still images the content of which would generally be considered in the adult industry to be that of "adult" still images and equally as explicit as, or more explicit than, "hot cable" still images and which are otherwise substantially similar in content and degree of explicitness to the still images currently featured on the Internet sites maintained by EM.

                  "Internet Ancillary Activities" includes, only editing, reproducing and making dubbed and/or translated variations of Explicit Programming or Explicit Still Images, as the case may be (provided that any programming or still image so edited or varied continues to constitute "Explicit Programming" or an "Explicit Still Image" (as defined herein), as the case may
be), advertising, promoting and marketing the Explicit Internet Business (provided that such advertisement does not disparage Playboy), and engaging in such other incidental activities consistent with the foregoing to the extent reasonably necessary to exploit the business of providing transmission of Explicit Programming or Explicit Still Images, as the case may be, via the Internet.

                  "Media" means telephone lines, coaxial cable (including, without limitation, in connection with the services provided by "Web TV," "At Home" and similar services), satellite (including, without limitation, DTH), MDS, MMDS, SMATV, low power TV, pay-per-view services, feature films, video cassettes, laser discs, digital video discs, the Internet and all other media (including, without limitation, hybrid systems) now or hereinafter developed.

                  "Non-Explicit Programming" means any movies and other programming (other than Explicit Programming) the content of which would generally be considered in the adult industry to be that of "adult" movies or programming and which is not Rated Programming, including, without limitation, movies or programming the content of which would generally be considered in the adult industry to be equally as explicit as, or less explicit than, "hot cable" or "cable" programming or which are otherwise substantially similar in content and degree of explicitness to the movies and related programming currently featured on the Spice and Spice Hot channels.

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                  "Non-Explicit Still Images" means any still images the content of which would generally be considered in the adult industry to be "adult" still images (other than Explicit Still Images), including, without limitation, any still images the content of which would generally be considered in the adult industry to be less explicit than "hot cable" still images or equally as explicit as "cable" still images.

                  "Playback and Uplink Business" means the business of providing playback and uplink services (as such terms are generally understood in the cable television business) to any cable program service in any medium used by such cable program service; provided that Subco cannot (and it shall cause EM not to), directly or indirectly, provide any playback and uplink services for any Adult Programming unless the arrangements with the cable program service providing such Adult Programming (i) were negotiated on an arm's length basis, (ii) provide for the payment for such playback and uplink services in cash and (iii) provide for service rates no more favorable than the payment terms offered by Subco to Playboy for similar services; provided further, that Subco cannot (and it shall cause EM not to), directly or indirectly provide any playback and uplink services for any Adult Programming other than in connection with the distribution of such Adult Programming (a) through satellite delivery systems or (b) if, and only if, the content of such distribution consists solely of Playboy Adult Programming or Newco Adult Programming, through file servers linked to cable systems or multi-channel video programming providers.

                  "Playboy Business" means the business of (i) producing, licensing, distributing, marketing and otherwise acquiring any rights or conducting any other activity with respect to any kind of Adult Programming for transmission via the Media, (ii) providing transmission of Adult Programming via the Media to all destinations, including personal and other computers, television, and all other media now or hereinafter developed; (iii) creating and/or distributing and otherwise exploiting multimedia products, including CD-ROM products, which products, in each case in this clause (iii), feature Non-Explicit Programming and/or Non-Explicit Still Images; and (iv) publishing and/or distributing and otherwise exploiting adult magazines, books, calendars and other similar printed media now or hereinafter developed, which in each case in this clause (iv), feature Non-Explicit Still Images.

                  "Rated Programming" means any movies or other programming which (a) is included in an advertiser supported basic cable service, (b) is rated by a generally recognized and accepted ratings authority and bears an "R" rating or any rating less restrictive, (c) is rated "NC-17," so long as such rating is not based primarily on sexual content, nudity or similarly explicit content, or (d) is substantially similar in content and degree of explicitness to programming which is covered by clause (a), (b) or (c) above.

                  "Restricted Period" means the period of time commencing immediately following the Closing and continuing through __________, 2005.

                  "Subsidiary" means, as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of

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directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.

                  "Territory" means the United States and Canada (including all territories and possessions of the foregoing) and the islands of the Caribbean.

                  "via C-Band" means via C-Band satellite, in either the analog or digital format, intended and otherwise authorized solely for reception by C-Band subscribers, located solely within the Territory.


         5. Representations and Warranties of Subco. Subco represents and warrants to Playboy as follows:

                  (a) Corporate Existence; Power. Subco is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Related Agreement to which it is a party. Subco was organized on July 20, 1998, and since such date has engaged in no business other than activities relating to its organization and the transactions contemplated by this Agreement and the other Related Agreements.

                  (b) Authorization; Binding Effect. The execution, delivery and performance by Subco of this Agreement, the other Related Agreements to which it is a party and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Subco. Each of this Agreement and the other Related Agreements to which Subco is a party has been duly executed and delivered by Subco, and constitutes the legal, valid and binding obligation of Subco enforceable against Subco in accordance with its terms.

         6. Representations and Warranties of Playboy. Playboy represents and warrants to Subco as follows:

                  (a) Corporate Existence; Power. Playboy is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and it has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and each other Related Agreement to which it is a party.

                  (b) Authorization; Binding Effect. The execution, delivery and performance by Playboy of this Agreement, the other Related Agreements to which it is a party and the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate action of Playboy. Each of this Agreement and the



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other Related Agreements to which Playboy is a party has been duly executed and delivered by Playboy, and constitutes the legal, valid and binding obligation of Playboy enforceable against Playboy in accordance with its terms.

         7. Miscellaneous.

                  (a) Waiver and Amendments; Remedies; No Third Party Beneficiaries. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the parties, or in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any Person other than the parties hereto and their respective successors and assigns any legal or equitable right, remedy or claim under or in or in respect of this Agreement or any provision herein contained.

                  (b) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES THEREOF.

                  (c) Binding Effect; No Assignment. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors, assigns and legal representatives. Neither party hereto may assign this Agreement without the prior written consent of the other party, except that either party may assign this Agreement to any successor to all or substantially all of its assets or business. No party hereto may, directly or indirectly, transfer any substantial asset or business relating to the Explicit C-Band Business or the Explicit Internet Business to another Person, unless such Person agrees in writing to be bound by the terms of this Agreement to the same extent that such party is so bound.

                  (d) Entire Agreement. This Agreement, the Merger Agreement, the other Related Agreements (including the exhibits and schedules hereto and thereto) and any collateral documents executed in connection with the transactions contemplated thereby contain the entire agreement among the parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements, written or oral, with respect thereto.

                  (e) Severability. If any provision of this Agreement shall be declared to be invalid, illegal or unenforceable, such provision shall survive to the extent it is not so declared, and the validity, legality and enforceability of the other provisions hereof shall not in any way be affected or impaired thereby, unless such action would substantially impair the benefits to either party of the remaining provisions of this Agreement.

                  (f) Table of Contents; Headings. The table of contents and headings in this Agreement are solely for convenience of reference and shall not affect the interpretation or construction of any of the provisions hereof.

                  (g) Notices. All notices, requests, demands and other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, with postage prepaid as follows:

          If to Playboy:             Playboy Enterprises, Inc.
                                     680 North Lake Shore Drive
                                     Chicago, IL 60611
                                     Attention:    Howard Shapiro, Esq.
                                                   General Counsel
                                     Facsimile:    (312) 266-2042

          with a copy to:            Paul, Weiss, Rifkind, Wharton & Garrison
                                     1285 Avenue of the Americas
                                     New York, New York 10019-6064
                                     Attention:  James M. Dubin, Esq.
                                     Facsimile:  (212) 757-3990


or to such other Person or address as Playboy shall furnish to Subco in writing.

          If to Subco to:            Directrix, Inc.
                                     536 Broadway, 10th Floor
                                     New York, New York 10012
                                     Attention:  J. Roger Faherty
                                     Facsimile:  [               ]

          with a copy to:            Kramer, Levin, Naftalis & Frankel
                                     919 Third Avenue
                                     New York, New York 10022
                                     Attention: Paul S. Pearlman, Esq.
                                     Facsimile: (212) 715-8000


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or to such other Person or address as Subco shall furnish to Playboy in writing.

                  (h) Counterparts. This Agreement may be executed in two counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same original.

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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.


                                    NEW PLAYBOY, INC.


                                    By:
                                         -----------------------------------
                                         Name:
                                         Title:



                                    DIRECTRIX, INC.


                                    By:
                                         -----------------------------------
                                         Name:
                                         Title: